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                                                                                                EXHIBIT 19.1
                                       STATEMENT TO CERTIFICATEHOLDERS
                                    NATIONSCREDIT GRANTOR TRUST 1997 - 1

        Pursuant to the Pooling and Servicing Agreement, dated as of May 22, 1997 among NationsCredit
       Securitization Corporation (as "Seller"), NationsCredit Corporation of America (as "Servicer")
        and Bankers Trust Company (as "Trustee" and "Collateral Agent"), the Servicer is required to prepare certain information each month regarding distribution to Certificateholders and the performance of the Trust. The information with respect to the applicable Distribution Date is set forth below.


Month                                                                                                Jun-02
Collection Period                                                                                 01-Jun-02
Determination Date                                                                                11-Jul-02
Deposit Date                                                                                      12-Jul-02
Distribution Date                                                                                 15-Jul-02

POOL BALANCE
            Pool Balance on the close of the last day of the Collection Period (Record Date)  33,516,876.62
            Pool Factor                                                                          18.4380400%
            Ending Certificate Balance (per $1,000 certificate)                                         184
            Liquidation Proceeds                                                                     34,128
            Purchase Amounts                                                                              -

AMOUNTS DISTRIBUTED ON THE DISTRIBUTION DATE (PER $1,000 CERTIFICATE)
            Interest Payments:
            Monthly Interest Payment                                                                  1.078
            Carry-Over Monthly Interest Payment                                                       0.000
                                                                                              --------------

            TOTAL INTEREST PAYMENT                                                                    1.078
                                                                                              ==============

            Principal Payments:
            Monthly Marine Principal Payment                                                          7.232
            Carry-Over Monthly Marine Principal Payment                                                   -
                                                                                              --------------

            TOTAL PRINCIPAL PAYMENT                                                                   7.232
                                                                                              ==============

            Servicing Fee:
            Servicing Fee                                                                             0.120
            Carry-Over Monthly Servicing Fee                                                          0.000
                                                                                              --------------

            TOTAL MARINE SERVICING FEE                                                                0.120
                                                                                              ==============
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                                                MONTHLY SERVICERS CERTIFICATE
                                            NATIONSCREDIT GRANTOR TRUST 1997 - 1

                Pursuant to the Pooling and Servicing Agreement, dated as of May 31, 1997 among NationsCredit
               Securitization Corporation (as "Seller"), NationsCredit Corporation of America (as "Servicer")
                and Bankers Trust Company (as "Trustee" and "Collateral Agent"), the Servicer is required to prepare certain information each month regarding distribution to Certificateholders and the performance of the Trust. The information with respect to the applicable Distribution Date is set forth below.


Month                                                                                                                Jun-02
Collection Period                                                                                                 01-Jun-02
Determination Date                                                                                                11-Jul-02
Deposit Date                                                                                                      12-Jul-02
Distribution Date                                                                                                 15-Jul-02

POOL BALANCE
          Pool Balance on the close of the last day of the preceding Collection Period                        34,831,452.40
          Principal Collections                                                                                1,238,673.25
          Purchase Amounts Allocable to Principal                                                                         -
          Defaulted Receivables                                                                                   75,902.53
          Pool Balance on the close of the last day of the Collection Period                                  33,516,876.62

          Original Pool Balance                                                                              181,781,125.63

          Pool Factor                                                                                              18.43804%

          Preference Amounts                                                                                              -

          Certificate Pass-Through Rate                                                                                6.75%
          Servicing Fee Rate                                                                                           0.75%

AVAILABLE FUNDS
          Collections allocable to interest                                                                      288,875.33
          Purchase Amounts allocable to interest                                                                          -
          Liquidation Proceeds                                                                                    34,127.76
          Collections allocable to principal                                                                   1,238,673.25
          Purchase Amounts allocable to principal                                                                         -
          Other Available Funds - Interest on Collection or Certificate Account                                           -
                                                                                                             ---------------

          TOTAL AVAILABLE FUNDS                                                                                1,561,676.34
                                                                                                             ===============

INTEREST PAYMENT
          Monthly Interest Payment                                                                               195,926.92
          Carry-Over Monthly Interest                                                                                     -
                                                                                                             ---------------

          TOTAL                                                                                                  195,926.92
                                                                                                             ===============

PRINCIPAL PAYMENT
          Monthly Principal Payment                                                                            1,314,575.78
          Carry-Over Monthly Principal                                                                                    -
                                                                                                             ---------------

          TOTAL                                                                                                1,314,575.78
                                                                                                             ===============

SERVICING FEE
          Servicing Fee                                                                                           21,769.66
          Carry-Over Monthly Servicing Fee                                                                                -
                                                                                                             ---------------

          TOTAL                                                                                                   21,769.66
                                                                                                             ===============

DEPOSIT TO THE CERTIFICATE ACCOUNT
          Available Funds                                                                                      1,561,676.34
          Reserve Account Withdrawal Amount                                                                               -
          Surety Drawing Amount                                                                                           -
                                                                                                             ---------------

          TOTAL DEPOSIT TO THE CERTIFICATE ACCOUNT                                                             1,561,676.34
                                                                                                             ===============

DISTRIBUTIONS FROM THE CERTIFICATE ACCOUNT
          Monthly Interest Payment and any Carry-Over Monthly Interest                                           195,926.92
          Monthly Principal Payment and any Carry-Over Monthly Principal                                       1,314,575.78
          Servicing Fee and any Carry-Over Servicing Fee                                                          21,769.66
          Distributions to the Surety Bond Provider                                                                3,483.15
          Distributions to the Reserve Account                                                                            -
          Distributions to the Seller                                                                             25,920.83

          Carry-Over Monthly Interest to the next Distribution Date                                                       -
          Carry-Over Monthly Principal to the next Distributions Date                                                     -
          Carry-Over Servicing Fee to the next Distribution Date                                                          -

RESERVE ACCOUNT
          Reserve Account Balance as of the end of the preceding Collection Period                             3,635,622.51
          Earnings from investments on the Reserve Account                                                         4,567.78
          Reserve Account Withdrawal Amount                                                                               -
          Deposits to the Reserve Account                                                                                 -
                                                                                                             ---------------

          Reserve Account Balance                                                                              3,640,190.29
                                                                                                             ===============

          Distributions of any excess amounts on deposit in the Reserve Account                                    4,567.78
                                                                                                             ---------------

          Ending Reserve Account Balance                                                                       3,635,622.51
                                                                                                             ===============

          Reserve Account Balance as a % of the Pool Balance                                                          10.85%
          Specified Reserve Account Requirement                                                                3,635,622.51
          Amount needed to fully fund Reserve Account                                                                     -

SURETY BOND
          Outstanding Reimbursement Obligations at the end of the preceeding Collection Period                         0.00
          Preference Amounts                                                                                              -
          Surety Drawing Amount                                                                                           -
          Surety Bond Fee                                                                                          3,483.15
          Interest on Outstanding Reimbursement Obligations at the end of the preceeding Collection Period             0.00
          Amounts due to Surety Bond Provider                                                                      3,483.15
          Distributions to the Surety Bond Provider                                                                3,483.15
          Remaining Reimbursement Obligations Owed to the Surety Bond Provider                                         0.00

NET CREDIT LOSS RATIO
          Net Credit Losses                                                                                       41,774.77
          For the Current Collection Period                                                                            1.47%
          For the preceding Collection Period                                                                          1.03%
          For the second preceding Collection Period                                                                   1.07%
          Average Net Credit Loss Ratio                                                                                1.19%

DELINQUENCY ANALYSIS
          Number of Loans
               30 to 59 days past due                                                                                   112
               60 to 89 days past due                                                                                    22
               90 or more days past due                                                                                  23
                                                                                                             ---------------

                          TOTAL                                                                                         157
                                                                                                             ===============

          Principal Balance
               30 to 59 days past due                                                                          1,167,124.75
               60 to 89 days past due                                                                            187,865.96
               90 or more days past due                                                                          164,344.82
                                                                                                             ---------------

                          TOTAL                                                                                1,519,335.53
                                                                                                             ===============

          Delinquency Ratio
          For the current Collection Period                                                                            4.53%
          For the preceding Collection Period                                                                          3.70%
          For the second preceding Collection Period                                                                   4.36%
          Average Delinquency Ratio                                                                                    4.20%

REPOSSESSION ANALYSIS
          Current Balance of Contracts where Repossession Occurred in the Current Month                           38,448.85
          Number of Contracts where Repossession Occurred in the Current Month                                            4

WEIGHTED AVERAGE COMPUTATIONS
          Weighted Average Coupon                                                                                     10.69%
          Weighted Average Original Term (months)                                                                    122.00
          Weighted Average Remaining Term (months)                                                                    70.51
          Number of OutStanding Accounts - End pf Period                                                              4,556

CASH SETTLEMENT FOR THE TRUSTEE
         Available Funds due from the Collection Account to Certificate Account                                1,561,676.34
         Servicing Fee                                                                                            21,769.66
         Interest allocable to the Seller's Certificate                                                                0.14
         Principal amount allocable to the Seller's Certificate                                                        0.91
         Wire Funds to the Surety Bond Provider                                                                    3,483.15
         Net Deposit From Collection Account to the Certificate Account                                        1,536,422.48
         Reserve Account deposit to Certificate Account                                                                   -
         Surety Bond deposit to Certificate Account                                                                       -
         Total Deposit to the Certificate Account                                                              1,536,422.48
         Wire Funds to the Certificateholders - Interest Amounts                                                 195,926.78
         Wire Funds to the Certificateholders - Principal Amounts                                              1,314,574.87
         Deposit Funds into the Reserve Account                                                                           -
         Wire Funds to NationsCredit                                                                              25,920.83

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Approved  by:   /s/  JOYCE  MCLEOD
                ------------------
                     Joyce  McLeod
                     Vice  President



                                          [NATIONSCREDIT GRANTOR TRUST LETTERHEAD]
                                          ----------------------------------------

JULY  15,  2002

BY  EDGAR

Securities  and  Exchange  Commission
Judiciary  Plaza
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

Re:   NationsCredit  Grantor  Trust  1997  -  1

Ladies  and  Gentlemen:

On  behalf  of  NationsCredit  Grantor  Trust  1997  -  1  (the  "Trust")  filed  herewith  via
EDGAR  is  the  Trust's  Current  Report  on  Form  8-K.

Should  you  have  any  questions  with  regard  to  the  filing,  please  call  the  undersigned at  (704)  387-3780.

Very  truly  yours,

/s/  JOYCE  MCLEOD
------------------
     Joyce  McLeod
     Vice  President
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